Exhibit 99.2

Rexford Industrial

THIRD QUARTER 2022

Supplemental Financial Reporting Package

11600 LOS NIETOS ROAD | SANTA FE SPRINGS

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2021 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 17, 2022. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director
Tyler H. Rose	Lead Independent Director

Investor Relations Information
Aric Chang
SVP, Investor Relations and Capital Markets
achang@rexfordindustrial.com
(310) 734-6952

Equity Research Coverage
Berenberg Capital Markets	Connor Siversky	(646) 949-9037
BofA Securities	Camille Bonnel	(416) 369-2140
Capital One Securities	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Craig Mailman	(212) 816-4471
Green Street Advisors	Vince Tibone	(949) 640-8780
J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Robert W. Baird & Co.	David Rodgers	(216) 737-7341
Stifel	Stephen Manaker	(212) 271-3716
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended September 30, 2022

Total # of Properties	345
Total Rentable Square Feet	41,716,182
Total Portfolio Occupancy	94.5%
Same Property Portfolio Occupancy	98.4%
Consolidated Portfolio NOI Growth	40.1%
Same Property Portfolio NOI Growth	7.2%
Same Property Portfolio Cash NOI Growth	9.7%
Core FFO Growth	44.5%
Core FFO/Share Growth	16.3%
Credit Ratings (S&P/Moody's/Fitch)	BBB+ (Stable Outlook)/ Baa2 (Stable Outlook)/ BBB (Positive Outlook)
Net Debt to Total Combined Market Capitalization	15.9%
Net Debt to Adjusted EBITDA	4.1x

Third Quarter 2022 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
(40% Year-over-Year Growth)
$150
$120
$90
$60
$30
$0
$87.8
$100.5
$107.2
$113.6
$123.0
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Adjusted EBITDA
(32% Year-over-Year Growth)
$150
$120
$90
$60
$30
$0
$89.0
$95.8
$101.5
$108.3
$117.5
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Company Share of Core FFO
(45% Year-over-Year Growth)
$100
$80
$60
$40
$20
$0
$59.6
$69.6
$76.6
$81.7
$86.1
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Adjusted Funds From Operations (AFFO)
(34% Year-over-Year Growth)
$80
$70
$60
$50
$40
$30
$20
$10
$0
$51.0
$59.1
$67.1
$66.8
$68.4
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Third Quarter 2022 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Financial Results:
Total rental income	$162,581	$148,987	$140,588	$132,593	$115,260
Net income	$41,648	$40,901	$48,900	$39,380	$40,186
Net Operating Income (NOI)	$122,967	$113,582	$107,159	$100,503	$87,759
Company share of Core FFO	$86,120	$81,671	$76,630	$69,591	$59,592
Company share of Core FFO per common share - diluted	$0.50	$0.49	$0.48	$0.45	$0.43
Adjusted EBITDA	$117,532	$108,329	$101,546	$95,804	$88,988
Dividend declared per common share	$0.315	$0.315	$0.315	$0.240	$0.240
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	41,716,182	39,441,055	38,133,166	36,922,021	34,932,613
Ending occupancy	94.5%	95.2%	96.3%	96.3%	96.1%
Ending occupancy excluding repositioning/redevelopment(2)	97.8%	98.8%	99.2%	99.5%	99.4%
Rent Change - GAAP	88.6%	83.0%	71.1%	34.2%	54.3%
Rent Change - Cash	62.9%	61.5%	56.9%	21.5%	38.5%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(3)	98.4%	98.9%	99.3%	99.1%	98.8%
Same Property Portfolio NOI growth(4)	7.2%	7.0%	8.0%
Same Property Portfolio Cash NOI growth(4)	9.7%	10.1%	11.7%
Capitalization:
Total shares and units issued and outstanding at period end(5)	189,606,738	178,087,557	171,153,722	166,663,680	157,609,745
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$241,068	$241,068	$241,068	$229,068	$229,068
Total equity market capitalization	$10,100,618	$10,497,130	$13,007,424	$13,747,159	$9,173,421
Total consolidated debt	$1,948,390	$1,673,936	$1,537,486	$1,413,121	$1,400,552
Total combined market capitalization (net debt plus equity)	$12,011,867	$12,136,749	$14,496,066	$15,116,293	$10,513,819
Ratios:
Net debt to total combined market capitalization	15.9%	13.5%	10.3%	9.1%	12.7%
Net debt to Adjusted EBITDA (quarterly results annualized)	4.1x	3.8x	3.7x	3.6x	3.8x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 32 and page 12 of this report, respectively.
(2)Beginning in Q3-22, “Ending occupancy excluding repositioning/redevelopment” excludes “Other Repositioning” projects as well as those listed individually on pages 26-27. Prior quarters have been adjusted to conform to the current definition.
(3)Reflects the ending occupancy for the current 2022 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 35.
(4)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(5)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 7,305,749 (Sep 30, 2022), 7,305,749 (Jun 30, 2022), 6,417,107 (Mar 31, 2022), 6,401,377 (Dec 31, 2021) and 6,415,276 (Sep 30, 2021). Excludes the following # of shares of unvested restricted stock: 275,717 (Sep 30, 2022), 282,611 (Jun 30, 2022), 280,972 (Mar 31, 2022), 249,179 (Dec 31, 2021) and 250,439 (Sep 30, 2021). Excludes unvested LTIP units and unvested performance units.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 6

Guidance.
As of September 30, 2022
2022 OUTLOOK*

METRIC	YTD RESULTS AS OF SEPTEMBER 30, 2022	Q3-2022 UPDATED GUIDANCE	Q2-2022 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$0.70	$0.88 - $0.90	$0.84 - $0.87
Company share of Core FFO per diluted share (1)(2)	$1.47	$1.93 - $1.95	$1.87 - $1.90
Same Property Portfolio NOI Growth - GAAP (3)	7.4%	7.00% - 7.25%	5.75% - 6.25%
Same Property Portfolio NOI Growth - Cash (3)	10.5%	9.75% - 10.00%	8.50% - 9.00%
Average Same Property Portfolio Occupancy (3)	98.9%	98.50% - 98.75%	98.50% - 98.75%
General and Administrative Expenses (4)	$44.5M	$62.5M - $63.5M	$60.5M - $61.5M
Net Interest Expense	$34.8M	$50.5M - $51.0M	$51.0M - $52.0M

(1)Our 2022 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of October 19, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 36 for a reconciliation of the Company’s 2022 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2022 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2021 through October 19, 2022 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2021 and 2022 (unless otherwise noted). As of September 30, 2022, our 2022 Same Property Portfolio consists of 224 properties aggregating 28.6 million rentable square feet.
(4)Our 2022 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $26.0 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the impact of the ongoing COVID-19 pandemic, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of September 30, 2022

2022 Guidance Rollforward (1)

Earnings Components	Range ($ per share)		Notes
2022 Core FFO Per Diluted Share Guidance (Previous)	$1.87	$1.90	Guidance at Q2 2022
Same Property Portfolio NOI Growth	0.02	0.02	FY 2022 SP NOI Guidance range of 7.00% - 7.25%
NOI, 3Q-4Q Acquisitions	0.03	0.03	Incremental NOI related to $390M 3Q acquisitions closed post-2Q earnings release and $22M 4Q acquisitions closed subsequent to quarter-end
Net G&A Expense	(0.01)	(0.01)	Guidance range of $62.5M - $63.5M
Net Interest Expense	0.01	—	Guidance range of $50.5M - $51.0M
Other	0.01	0.01	Includes incremental NOI from prior acquisitions and redevelopment/repositionings related to rental rate growth/higher occupancy; impact of investment related funding activity
2022 Core FFO Per Diluted Share Guidance (Current)	$1.93	$1.95
Core FFO Per Diluted Share Annual Growth	18%	19%
(1)2022 Guidance and Guidance Rollforward represent the in-place portfolio as of October 19, 2022, and does not include any assumptions for prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
ASSETS
Land	$5,559,795	$4,896,343	$4,466,240	$4,143,021	$3,714,038
Buildings and improvements	3,275,572	2,923,571	2,737,575	2,588,836	2,466,435
Tenant improvements	141,413	136,905	131,169	127,708	124,156
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	88,545	90,192	71,147	71,375	50,823
Total real estate held for investment	9,065,457	8,047,143	7,406,263	6,931,072	6,355,584
Accumulated depreciation	(576,004)	(538,711)	(505,196)	(473,382)	(452,019)
Investments in real estate, net	8,489,453	7,508,432	6,901,067	6,457,690	5,903,565
Cash and cash equivalents	37,141	34,317	48,844	43,987	60,154
Restricted cash	—	—	—	11	50
Rents and other receivables, net	12,592	10,382	11,130	11,027	9,863
Deferred rent receivable, net	81,867	75,024	67,832	61,511	55,726
Deferred leasing costs, net	42,758	37,343	33,703	32,940	33,531
Deferred loan costs, net	5,184	5,532	1,729	1,961	2,192
Acquired lease intangible assets, net(1)	175,913	164,764	153,665	132,158	125,697
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	12,565	—	—	—	—
Other assets	27,868	19,513	22,671	19,066	18,213
Acquisition related deposits	8,200	18,475	18,275	8,445	9,610
Assets associated with real estate held for sale, net(2)	—	—	—	7,213	—
Total Assets	$8,898,697	$7,878,938	$7,264,072	$6,781,165	$6,223,757
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,934,082	$1,660,521	$1,524,279	$1,399,565	$1,386,649
Interest rate swap liability	—	—	1,212	7,482	10,205
Accounts payable, accrued expenses and other liabilities	113,770	81,742	85,465	65,833	77,968
Dividends and distributions payable	59,926	56,300	54,115	40,143	37,970
Acquired lease intangible liabilities, net(3)	154,851	149,580	135,275	127,017	111,444
Tenant security deposits	69,756	64,436	61,701	57,370	55,487
Prepaid rents	19,992	14,661	14,265	15,829	16,358
Liabilities associated with real estate held for sale(2)	—	—	—	231	—
Total Liabilities	2,352,377	2,027,240	1,876,312	1,713,470	1,696,081
Equity
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	1,826	1,711	1,650	1,605	1,514
Additional paid in capital	6,254,853	5,556,819	5,133,875	4,828,292	4,283,600
Cumulative distributions in excess of earnings	(237,135)	(216,588)	(198,999)	(191,120)	(187,510)
Accumulated other comprehensive loss	9,223	(2,974)	(3,674)	(9,874)	(13,234)
Total stockholders’ equity	6,184,443	5,494,644	5,088,528	4,784,579	4,240,046
Noncontrolling interests	361,877	357,054	299,232	283,116	287,630
Total Equity	6,546,320	5,851,698	5,387,760	5,067,695	4,527,676
Total Liabilities and Equity	$8,898,697	$7,878,938	$7,264,072	$6,781,165	$6,223,757
(1)Includes net above-market tenant lease intangibles of $14,434 (September 30, 2022), $13,810 (June 30, 2022), $10,312 (March 31, 2022), $10,671 (December 31, 2021) and $11,086 (September 30, 2021). Balance also includes net below-market ground lease intangible of $12,888 (September 30, 2022), $12,929 (June 30, 2022) and $12,970 (March 31, 2022) related to a ground lease that was assumed by Company, for which the Company is the lessee, in connection with its acquisition of 2970 East 50th Street.
(2)At December 31, 2021, our property located at 28159 Avenue Stanford was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Revenues
Rental income(1)	$162,581	$148,987	$140,588	$132,593	$115,260
Management and leasing services	163	130	163	118	136
Interest income	3	1	1	1	7
Total Revenues	162,747	149,118	140,752	132,712	115,403
Operating Expenses
Property expenses	39,614	35,405	33,429	32,090	27,501
General and administrative	14,951	14,863	14,717	15,009	11,806
Depreciation and amortization	51,146	46,609	42,471	41,221	38,676
Total Operating Expenses	105,711	96,877	90,617	88,320	77,983
Other Expenses
Other expenses(2)	413	295	38	1,262	4
Interest expense	14,975	10,168	9,683	10,367	10,427
Total Expenses	121,099	107,340	100,338	99,949	88,414
Loss on extinguishment of debt	—	(877)	—	—	(505)
Gain on sale of real estate	—	—	8,486	6,617	13,702
Net Income	41,648	40,901	48,900	39,380	40,186
Less: net income attributable to noncontrolling interests	(2,368)	(2,290)	(2,484)	(2,153)	(2,173)
Net income attributable to Rexford Industrial Realty, Inc.	39,280	38,611	46,416	37,227	38,013
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,314)	(2,976)
Less: original issuance costs of redeemed preferred stock(3)	—	—	—	—	(3,349)
Less: earnings allocated to participating securities	(201)	(203)	(201)	(145)	(143)
Net income attributable to common stockholders	$36,765	$36,093	$43,901	$34,768	$31,545

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.21	$0.22	$0.27	$0.23	$0.23
Net income attributable to common stockholders per share - diluted	$0.21	$0.22	$0.27	$0.23	$0.23
Weighted average shares outstanding - basic	171,908,895	164,895,701	160,628,843	152,270,435	138,762,384
Weighted average shares outstanding - diluted	172,831,173	165,200,577	161,048,592	153,872,639	139,630,475
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 35 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.
(2)Acquisition expenses for all periods prior to December 31, 2021 have been reclassified to “Other expenses.” Other expenses for the three months ended December 31, 2021 include (i) a $992 impairment charge related to the right-of-use asset for one of our leased office spaces that we subleased, (ii) $211 of construction costs related to cancelled projects and (iii) $59 of acquisition expenses.
(3)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Rental income	$162,581	$115,260	$452,156	$319,140
Management and leasing services	163	136	456	350
Interest income	3	7	5	36
Total Revenues	162,747	115,403	452,617	319,526
Operating Expenses
Property expenses	39,614	27,501	108,448	75,631
General and administrative	14,951	11,806	44,531	33,981
Depreciation and amortization	51,146	38,676	140,226	110,048
Total Operating Expenses	105,711	77,983	293,205	219,660
Other Expenses
Other expenses	413	4	746	35
Interest expense	14,975	10,427	34,826	29,772
Total Expenses	121,099	88,414	328,777	249,467
Loss on extinguishment of debt	—	(505)	(877)	(505)
Gain on sale of real estate	—	13,702	8,486	27,312
Net Income	41,648	40,186	131,449	96,866
Less: net income attributable to noncontrolling interests	(2,368)	(2,173)	(7,142)	(5,852)
Net income attributable to Rexford Industrial Realty, Inc.	39,280	38,013	124,307	91,014
Less: preferred stock dividends	(2,314)	(2,976)	(6,943)	(10,249)
Less: original issuance costs of redeemed preferred stock(1)	—	(3,349)	—	(3,349)
Less: earnings allocated to participating securities	(201)	(143)	(605)	(423)
Net income attributable to common stockholders	$36,765	$31,545	$116,759	$76,993

Net income attributable to common stockholders per share – basic	$0.21	$0.23	$0.70	$0.57
Net income attributable to common stockholders per share – diluted	$0.21	$0.23	$0.70	$0.57

Weighted-average shares of common stock outstanding – basic	171,908,895	138,762,384	165,852,466	134,922,168
Weighted-average shares of common stock outstanding – diluted	172,831,173	139,630,475	166,401,434	135,429,176
(1)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net Income	$41,648	$40,901	$48,900	$39,380	$40,186
Add:
Depreciation and amortization	51,146	46,609	42,471	41,221	38,676
Deduct:
Gain on sale of real estate	—	—	8,486	6,617	13,702
NAREIT Defined Funds From Operations (FFO)	92,794	87,510	82,885	73,984	65,160
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,314)	(2,976)
Less: original issuance costs of redeemed preferred stock(2)	—	—	—	—	(3,349)
Less: FFO attributable to noncontrolling interests(3)	(4,454)	(4,131)	(3,787)	(3,528)	(3,277)
Less: FFO attributable to participating securities(4)	(306)	(307)	(296)	(258)	(223)
Company share of FFO	$85,720	$80,757	$76,488	$67,884	$55,335

Company share of FFO per common share‐basic	$0.50	$0.49	$0.48	$0.45	$0.40
Company share of FFO per common share‐diluted	$0.50	$0.49	$0.47	$0.44	$0.40

FFO	$92,794	$87,510	$82,885	$73,984	$65,160
Add:
Acquisition expenses	359	56	36	59	4
Impairment of right-of-use asset(5)	—	—	—	992	—
Loss on extinguishment of debt	—	877	—	—	505
Amortization of loss on termination of interest rate swaps	59	23	112	734	615
Core FFO	93,212	88,466	83,033	75,769	66,284
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,314)	(2,976)
Less: Core FFO attributable to noncontrolling interests(3)	(4,471)	(4,169)	(3,793)	(3,599)	(3,475)
Less: Core FFO attributable to participating securities(4)	(307)	(311)	(296)	(265)	(241)
Company share of Core FFO	$86,120	$81,671	$76,630	$69,591	$59,592

Company share of Core FFO per common share‐basic	$0.50	$0.50	$0.48	$0.46	$0.43
Company share of Core FFO per common share‐diluted	$0.50	$0.49	$0.48	$0.45	$0.43

Weighted-average shares outstanding-basic	171,908,895	164,895,701	160,628,843	152,270,435	138,762,384
Weighted-average shares outstanding-diluted(6)	172,831,173	165,200,577	161,048,592	153,872,639	139,630,475
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.
(3)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(4)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(5)Represents an impairment charge related to the right-of-use asset for one of our leased office spaces that we decided to sublease.
(6)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income	$41,648	$40,186	$131,449	$96,866
Add:
Depreciation and amortization	51,146	38,676	140,226	110,048
Deduct:
Gain on sale of real estate	—	13,702	8,486	27,312
Funds From Operations (FFO)	92,794	65,160	263,189	179,602
Less: preferred stock dividends	(2,314)	(2,976)	(6,943)	(10,249)
Less: original issuance costs of redeemed preferred stock(2)	—	(3,349)	—	(3,349)
Less: FFO attributable to noncontrolling interests	(4,454)	(3,277)	(12,372)	(9,667)
Less: FFO attributable to participating securities	(306)	(223)	(909)	(656)
Company share of FFO	$85,720	$55,335	$242,965	$155,681

Company share of FFO per common share‐basic	$0.50	$0.40	$1.46	$1.15
Company share of FFO per common share‐diluted	$0.50	$0.40	$1.46	$1.15

FFO	$92,794	$65,160	$263,189	$179,602
Add:
Acquisition expenses	359	4	451	35
Loss on extinguishment of debt	—	505	877	505
Amortization of loss on termination of interest rate swaps	59	615	194	1,435
Core FFO	93,212	66,284	264,711	181,577
Less: preferred stock dividends	(2,314)	(2,976)	(6,943)	(10,249)
Less: Core FFO attributable to noncontrolling interests	(4,471)	(3,475)	(12,433)	(9,905)
Less: Core FFO attributable to participating securities	(307)	(241)	(914)	(678)
Company share of Core FFO	$86,120	$59,592	$244,421	$160,745

Company share of Core FFO per common share‐basic	$0.50	$0.43	$1.47	$1.19
Company share of Core FFO per common share‐diluted	$0.50	$0.43	$1.47	$1.19

Weighted-average shares outstanding-basic	171,908,895	138,762,384	165,852,466	134,922,168
Weighted-average shares outstanding-diluted	172,831,173	139,630,475	166,401,434	135,429,176
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)In connection with the redemption of our Series A Preferred Stock on August 16, 2021, we recognized a non-cash charge of $3,349, as a reduction to net income attributable to common stockholders for the original issuance costs related to the Series A Preferred Stock.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Funds From Operations(2)	$92,794	$87,510	$82,885	$73,984	$65,160
Add:
Amortization of deferred financing costs	766	563	520	517	508
Non-cash stock compensation	6,316	6,342	6,052	6,277	4,506
Loss on extinguishment of debt	—	877	—	—	505
Impairment of right-of-use asset	—	—	—	992	—
Amortization related to termination/settlement of interest rate derivatives	128	93	181	804	655
Deduct:
Preferred stock dividends	2,314	2,315	2,314	2,314	2,976
Straight line rental revenue adjustment(3)	8,411	8,441	6,901	5,999	5,865
Amortization of net below-market lease intangibles	7,033	6,126	5,091	6,154	3,191
Capitalized payments(4)	7,272	5,715	4,878	4,150	3,339
Note payable (discount) premium amortization, net	(63)	(62)	(61)	(60)	(23)
Recurring capital expenditures(5)	2,658	2,063	1,251	3,363	2,509
2nd generation tenant improvements and leasing commissions(6)	3,940	4,031	2,147	1,510	2,523
Adjusted Funds From Operations (AFFO)	$68,439	$66,756	$67,117	$59,144	$50,954

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $2,952, $3,785, $3,582, $3,273 and $3,239 for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $33,444, $22,644, $18,815, $21,722 and $20,271 for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.
(6)Excludes 1st generation tenant improvements and leasing commissions of $5,190, $2,146, $997, $433 and $2,531 for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Rental income(2)(3)	$162,581	$148,987	$140,588	$132,593	$115,260
Less: Property expenses	39,614	35,405	33,429	32,090	27,501
Net Operating Income (NOI)	$122,967	$113,582	$107,159	$100,503	$87,759
Amortization of above/below market lease intangibles	(7,033)	(6,126)	(5,091)	(6,154)	(3,191)
Straight line rental revenue adjustment	(8,411)	(8,441)	(6,901)	(5,999)	(5,865)
Cash NOI	$107,523	$99,015	$95,167	$88,350	$78,703

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Net income	$41,648	$40,901	$48,900	$39,380	$40,186
Interest expense	14,975	10,168	9,683	10,367	10,427
Depreciation and amortization	51,146	46,609	42,471	41,221	38,676
Gain on sale of real estate	—	—	(8,486)	(6,617)	(13,702)
EBITDAre	$107,769	$97,678	$92,568	$84,351	$75,587
Stock-based compensation amortization	6,316	6,342	6,052	6,277	4,506
Loss on extinguishment of debt	—	877	—	—	505
Acquisition expenses	359	56	36	59	4
Impairment of right-of-use asset	—	—	—	992	—
Pro forma effect of acquisitions(4)	3,088	3,376	2,938	4,175	8,572
Pro forma effect of dispositions(5)	—	—	(48)	(50)	(186)
Adjusted EBITDA	$117,532	$108,329	$101,546	$95,804	$88,988
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects increase (reduction) to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $112, $158, $40, $4 and $142 for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.
(4)Represents the estimated impact on Q3'22 EBITDAre of Q3'22 acquisitions as if they had been acquired on July 1, 2022, the impact on Q2'22 EBITDAre of Q2'22 acquisitions as if they had been acquired on April 1, 2022, the impact on Q1'22 EBITDAre of Q1'22 acquisitions as if they had been acquired on January 1, 2022, the impact on Q4'21 EBITDAre of Q4'21 acquisitions as if they had been acquired on October 1, 2021 and the impact on Q3'21 EBITDAre of Q3'21 acquisitions as if they had been acquired on July 1, 2021. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q1'22 EBITDAre of Q1'22 dispositions as if they had been sold as of January 1, 2022, the impact on Q4'21 EBITDAre of Q4'21 dispositions as if they had been sold as of October 1, 2021 and the impact on Q3'21 EBITDAre of Q3'21 dispositions as if they had been sold as of July 1, 2021.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	224
Square Feet	28,581,460

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2022	2021	$ Change	% Change		2022	2021	$ Change	% Change
Rental income(2)(3)(4)	$103,463	$96,156	$7,307	7.6%		$305,883	$282,791	$23,092	8.2%
Property expenses	24,286	22,320	1,966	8.8%		72,278	65,321	6,957	10.7%
Same Property Portfolio NOI	$79,177	$73,836	$5,341	7.2%	(4)	$233,605	$217,470	$16,135	7.4%	(4)
Straight-line rental revenue	(2,329)	(3,137)	808	(25.8)%		(8,251)	(10,864)	2,613	(24.1)%
Amort. of above/below market lease intangibles	(1,527)	(2,018)	491	(24.3)%		(4,734)	(6,907)	2,173	(31.5)%
Same Property Portfolio Cash NOI	$75,321	$68,681	$6,640	9.7%	(4)(5)	$220,620	$199,699	$20,921	10.5%	(4)(5)

Same Property Portfolio Occupancy:

	Three Months Ended September 30,			Three Months Ended June 30, 2022
	2022	2021	Year-over-Year Change (basis points)		Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(6)
Los Angeles County	99.1%	98.6%	50 bps	99.4%	(30) bps
Orange County	98.8%	98.9%	(10) bps	98.2%	60 bps
Riverside / San Bernardino County	96.5%	99.1%	(260) bps	98.7%	(220) bps
San Diego County	98.9%	98.3%	60 bps	98.9%	— bps
Ventura County	99.2%	97.3%	190 bps	98.5%	70 bps
Quarterly Weighted Average Occupancy	98.6%	98.6%	— bps	99.1%	(50) bps
Ending Occupancy:	98.4%	98.8%	(40) bps	98.9%	(50) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See “Same Property Portfolio Rental Income” on page 35 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months ended September 30, 2022 and 2021.
(3)Reflects increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $156 thousand and $22 thousand for the three months ended September 30, 2022 and 2021, respectively, and $550 thousand and $38 thousand for the nine months ended September 30, 2022 and 2021, respectively.
(4)Rental income includes lease termination fees of $58 thousand and $248 thousand for the three months ended September 30, 2022 and 2021, respectively, and $96 thousand and $498 thousand for the nine months ended September 30, 2022 and 2021, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 7.5% and and 7.6% and Same Property Portfolio Cash NOI increased by approximately 10.0% and 10.7% during the three and nine months ended September 30, 2022, compared to the three and nine months ended September 30, 2021, respectively.
(5)Adjusting for the impact of short-term COVID-19 related rent deferral agreements, Same Property Portfolio Cash NOI increased by 10.1% and 11.0% for the three and nine months ended September 30, 2022, compared to the three and nine months ended September 30, 2021, respectively.
(6)Calculated by averaging the occupancy rate at the end of each month in 3Q-2022 and June 2022 (for 3Q-2022), the end of each month in 3Q-2021 and June 2021 (for 3Q-2021) and the end of each month in 2Q-2022 and March 2022 (for 2Q-2022).

Third Quarter 2022 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)
Capitalization as of September 30, 2022

Description	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Common shares outstanding(1)	182,300,989	170,781,808	164,736,615	160,262,303	151,194,469
Operating partnership units outstanding(2)	7,305,749	7,305,749	6,417,107	6,401,377	6,415,276
Total shares and units outstanding at period end	189,606,738	178,087,557	171,153,722	166,663,680	157,609,745
Share price at end of quarter	$52.00	$57.59	$74.59	$81.11	$56.75
Common Stock and Operating Partnership Units - Capitalization	$9,859,550	$10,256,062	$12,766,356	$13,518,091	$8,944,353

Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	—	—
Preferred Equity	$241,068	$241,068	$241,068	$229,068	$229,068
Total Equity Market Capitalization	$10,100,618	$10,497,130	$13,007,424	$13,747,159	$9,173,421

Total Debt	$1,948,390	$1,673,936	$1,537,486	$1,413,121	$1,400,552
Less: Cash and cash equivalents	(37,141)	(34,317)	(48,844)	(43,987)	(60,154)
Net Debt	$1,911,249	$1,639,619	$1,488,642	$1,369,134	$1,340,398
Total Combined Market Capitalization (Net Debt plus Equity)	$12,011,867	$12,136,749	$14,496,066	$15,116,293	$10,513,819
Net debt to total combined market capitalization	15.9%	13.5%	10.3%	9.1%	12.7%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	4.1x	3.8x	3.7x	3.6x	3.8x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.6x	4.3x	4.2x	4.2x	4.4x
(1)Excludes the following number of shares of unvested restricted stock: 275,717 (Sep 30, 2022), 282,611 (Jun 30, 2022), 280,972 (Mar 31, 2022), 249,179 (Dec 31, 2021) and 250,439 (Sep 30, 2021).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Sep 30, 2022, includes 659,586 vested LTIP Units & 744,899 vested performance units & excludes 250,006 unvested LTIP Units & 1,096,819 unvested perf. units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 906,374 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit.
(5)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2022
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.0 Billion Revolving Credit Facility(3)	5/26/2026(4)	SOFR+0.725%(5)	3.805%	$—
$400M Term Loan Facility	7/19/2024(4)	SOFR+0.800%(5)	3.942%	400,000
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$300M Term Loan Facility	5/26/2027	SOFR+0.800%(5)(6)	3.717%(6)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes due 2030	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes due 2031 - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	3,862
$60M Term Loan	8/1/2023(7)	LIBOR+1.700%	4.843%	57,521
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,330
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,736
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,503
5160 Richton Street	11/15/2024	3.790%	3.790%	4,183
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,630
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	15,055
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,947
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,982
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	3,041
			3.218%	$1,948,390

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(8)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	7.0	2.96%	2.96%	$1,490,869	77%
Variable	1.7	SOFR/LIBOR + Margin (See Above)	4.06%	$457,521	23%
Secured	2.8		4.44%	$123,390	6%
Unsecured	6.0		3.14%	$1,825,000	94%
*See footnotes on the following page*

Third Quarter 2022 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule:
Year	Secured(9)	Unsecured	Total	% Total	Effective Interest Rate(1)
2022	$—	$—	$—	—%	—%
2023	63,713	—	63,713	3%	4.802%
2024	13,052	400,000	413,052	21%	4.391%
2025	—	100,000	100,000	5%	4.290%
2026	7,100	—	7,100	—%	3.900%
2027	20,255	425,000	445,255	23%	3.786%
2028	14,247	—	14,247	1%	3.855%
2029	—	25,000	25,000	1%	3.880%
2030	—	400,000	400,000	21%	2.125%
2031	1,982	400,000	401,982	21%	2.165%
Thereafter	3,041	75,000	78,041	4%	4.034%
Total	$123,390	$1,825,000	$1,948,390	100%	3.218%
(1)Includes the effect of interest rate swaps effective as of September 30, 2022, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee. Assumes daily SOFR of 2.980%, 1-month SOFR of 3.042% and 1-month LIBOR of 3.143% as of September 30, 2022, as applicable.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $14.3 million as of September 30, 2022.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating. As of September 30, 2022, the facility fee rate is 0.125%.
(4)The $1.0B revolving credit facility has two six-month extensions & the $400M term loan facility has two one-year extensions available at the borrower’s option, subject to certain terms and conditions.
(5)The interest rates on these loans are comprised of Daily SOFR for the revolving credit facility and 1-Month Term SOFR for the $300M and $400M term loan facilities, plus a SOFR adjustment of 0.10% and an applicable margin ranging from 0.725% to 1.40% for the revolving credit facility and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings, leverage ratio and sustainability performance metrics, which may change from time to time. During the three months ended September 30, 2022, our credit ratings were upgraded by two credit rating agencies and as a result, the applicable margin on the revolving credit facility was lowered to 0.725% from 0.775% and the applicable margin on the $300M and $400M term loan facilities was lowered to 0.80% from 0.85%.
(6)We effectively fixed the 1-Month Term SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, by executing five interest rate swap transactions with an aggregate notional value of $300.0 million. The hedged effective interest rate on the $300M term loan facility is 3.717%.
(7)One two-year extension is available, provided that certain conditions are satisfied.
(8)The weighted average remaining term to maturity of our consolidated debt is 5.8 years.
(9)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.0
1.5
1.0
0.5
0.0
1.8
1.0
0.9
1.4
1.7
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
96.1%
99.4%
96.3%
99.5%
96.3%
99.2%
95.2%
98.8%
94.5%
97.8%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Leasing Activity - Rent Change
GAAP
CASH
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
54%
39%
34%
22%
71%
57%
83%
62%
89%
63%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
98.8%
99.1%
99.3%
98.9%
98.4%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

Third Quarter 2022 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At September 30, 2022	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repositioning/ Redevelopment(2)	Total (in 000’s)	Per Square Foot
Central LA	22	2,456,761	812,322	3,269,083	98.6%	73.3%	92.3%	97.0%	$32,848	$10.89
Greater San Fernando Valley	57	4,819,259	1,705,285	6,524,544	97.0%	90.5%	95.3%	99.0%	78,866	$12.68
Mid-Counties	27	2,188,592	499,020	2,687,612	100.0%	62.8%	93.1%	100.0%	33,436	$13.36
San Gabriel Valley	32	3,385,702	777,814	4,163,516	99.7%	66.9%	93.6%	99.8%	41,525	$10.66
South Bay	70	3,661,351	3,227,860	6,889,211	98.9%	89.8%	94.7%	97.7%	118,883	$18.23
Los Angeles County	208	16,511,665	7,022,301	23,533,966	98.6%	83.6%	94.1%	98.6%	305,558	$13.79

North Orange County	18	1,250,754	380,642	1,631,396	99.4%	100.0%	99.6%	99.6%	20,751	$12.77
OC Airport	9	463,537	595,129	1,058,666	98.1%	96.2%	97.0%	97.0%	16,775	$16.33
South Orange County	5	360,407	88,355	448,762	100.0%	100.0%	100.0%	100.0%	6,459	$14.39
West Orange County	8	725,788	392,068	1,117,856	100.0%	28.4%	74.9%	100.0%	8,896	$10.63
Orange County	40	2,800,486	1,456,194	4,256,680	99.4%	79.2%	92.5%	99.0%	52,881	$13.43

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	611	$18.36
Inland Empire West	45	4,552,148	3,209,696	7,761,844	95.3%	89.3%	92.9%	96.7%	76,680	$10.64
Riverside / San Bernardino County	46	4,585,406	3,209,696	7,795,102	95.4%	89.3%	92.9%	96.7%	77,291	$10.68

Central San Diego	18	1,297,498	196,964	1,494,462	99.4%	86.4%	97.7%	97.7%	22,680	$15.53
North County San Diego	14	1,444,540	35,000	1,479,540	99.7%	100.0%	99.7%	100.0%	18,968	$12.86
San Diego County	32	2,742,038	231,964	2,974,002	99.6%	88.4%	98.7%	98.8%	41,648	$14.19

Ventura	19	1,941,865	1,214,567	3,156,432	100.0%	100.0%	100.0%	100.0%	34,085	$10.80
Ventura County	19	1,941,865	1,214,567	3,156,432	100.0%	100.0%	100.0%	100.0%	34,085	$10.80
CONSOLIDATED TOTAL / WTD AVG	345	28,581,460	13,134,722	41,716,182	98.4%	86.1%	94.5%	97.8%	$511,463	$12.97
(1)See page 36 for historical occupancy by County.
(2)Excludes space aggregating 1,400,166 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of September 30, 2022. See pages 26-27 for additional details on these properties.
(3)See page 32 for definitions and details on how these amounts are calculated.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 21

Leasing Statistics and Trends.
(unaudited results)

Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Leasing Spreads:
GAAP Rent Change	88.6%	83.0%	71.1%	34.2%	54.3%
Cash Rent Change	62.9%	61.5%	56.9%	21.5%	38.5%

Leasing Activity (SF):(1)
New leases(1)	702,882	649,099	314,567	223,347	717,104
Renewal leases(1)	994,945	745,840	552,828	776,554	1,104,424
Total leasing activity	1,697,827	1,394,939	867,395	999,901	1,821,528

Expiring leases	1,673,079	1,255,301	842,891	1,092,589	1,678,180
Expiring leases - placed into repositioning	63,000	369,763	310,656	77,400	206,155
Net absorption	(38,252)	(230,125)	(286,152)	(170,088)	(62,807)
Retention rate(2)	72%	66%	84%	73%	75%
Retention + Backfill rate(3)	88%	84%	91%	96%	96%

Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases(6):
				GAAP Rent				Cash Rent
Third Quarter 2022:	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(5)
New(4)	53	702,882	4.6	$21.66	$12.70	70.5%	0.5	$20.65	$13.44	53.6%	$7.40
Renewal	77	994,945	4.6	$21.22	$10.87	95.3%	0.8	$19.43	$11.69	66.3%	$3.59
Total / Wtd. Average	130	1,697,827	4.6	$21.33	$11.31	88.6%	0.7	$19.73	$12.11	62.9%	$4.52
(1)Excludes month-to-month tenants.
(2)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning (including “Other Repositioning” projects beginning in Q2-22) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants. The retention rate for periods prior to Q2-22 have been adjusted to conform to the current definition.
(3)Retention + Backfill rate represents square feet retained (per Retention Rate definition in footnote 2) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(4)GAAP and cash rent statistics and turnover costs for new leases exclude 13 leases aggregating 392,481 RSF for which there was no comparable lease data. Of these 13 excluded leases, 3 leases totaling 248,284 RSF relate to current year significant repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(5)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.
(6)See page 36 for further details on uncommenced leases.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of September 30, 2022:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,084,685	$—	$—
Repositioning/Redevelopment(1)	—	890,122	—	$—
MTM Tenants	17	56,672	715	$12.62
2022	115	1,837,594	21,209	$11.54
2023	415	5,897,083	77,324	$13.11
2024	403	6,631,171	77,267	$11.65
2025	324	5,711,320	71,168	$12.46
2026	178	6,270,384	73,176	$11.67
2027	116	4,347,653	65,002	$14.95
2028	26	1,298,746	16,800	$12.94
2029	22	1,982,238	29,839	$15.05
2030	16	1,531,783	18,909	$12.34
2031	18	1,906,263	31,104	$16.32
Thereafter	37	2,270,468	44,119	$19.43
Total Portfolio	1,687	41,716,182	$526,632	$13.25
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of September 30, 2022. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 26-27 for additional details on these properties.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

September 30, 2022

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Zenith Energy West Coast Terminals LLC	South Bay	—(2)	$11,222	2.1%	$3.21(2)	9/29/2041
Federal Express Corporation	Multiple Submarkets(3)	527,861	$9,949	1.9%	$18.85	11/30/2032 (3)
L3 Technologies, Inc.	South Bay	461,431	$8,474	1.6%	$18.36	9/30/2031
Best Buy Stores, L.P.	Inland Empire West	501,649	$7,886	1.5%	$15.72	6/30/2029
Michael Kors (USA), Inc.	Mid-Counties	565,619	$5,748	1.1%	$10.16	11/30/2026
United Natural Foods, Inc.	Central LA	695,120	$5,588	1.1%	$8.04	5/8/2038
Madden Corporation	Multiple Submarkets(4)	312,570	$4,609	0.9%	$14.75	5/31/2027(4)
County of Los Angeles	Multiple Submarkets(5)	170,542	$4,597	0.9%	$26.95	1/31/2027 (5)
AL Dahra ACX, Inc.	South Bay	148,186	$4,146	0.8%	$27.98	8/31/2027
Global Mail. Inc.	Mid-Counties	346,381	$3,997	0.7%	$11.54	6/30/2030
Top 10 Tenants		3,729,359	$66,216	12.6%
Top 11 - 20 Tenants		2,114,387	$31,632	6.0%
Total Top 20 Tenants		5,843,746	$97,848	18.6%
(1)See page 32 for further details on how these amounts are calculated.
(2)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.2 million or $3.21 per land square foot.
(3)Includes (i) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (ii) one land lease in North OC expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(4)Includes (i) 29,146 RSF in Inland Empire West expiring Dec 31, 2026 and (ii) 283,424 RSF in LA-South Bay expiring May 31, 2027.
(5)Includes (i) 164,500 RSF in the Greater San Fernando Valley expiring Oct. 31, 2023 and (ii) 6,042 RSF in LA-South Bay expiring Jan. 31, 2027.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Building Rentable SF		Building Rentable SF		Building Leased %		Building Leased % Excl. Repo/Redev	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	687	1,665,412		1,733,141		96.1%		97.0%	$26,344	5.0%	$15.82
5,000 - 9,999	244	1,744,491		1,821,666		95.8%		97.3%	27,307	5.2%	$15.65
10,000 - 24,999	317	5,129,419		5,481,955		93.6%		96.6%	72,950	13.9%	$14.22
25,000 - 49,999	168	6,150,532		6,634,912		92.7%		95.6%	81,174	15.4%	$13.20
>50,000	212	24,848,988		25,841,975		96.2%		99.0%	286,573	54.4%	$11.53
Building Subtotal / Wtd. Avg.	1,628	39,538,842	(2)	41,513,649	(2)	95.2%	(2)	98.0%	$494,348	93.9%	$12.50
Land/IOS(3)	26	7,495,122	(4)						30,011	5.7%	$4.00	(4)
Other(3)	33								2,273	0.4%
Total	1,687								$526,632	100.0%
(1)See page 32 for further details on how these amounts are calculated.
(2)Excludes 202,533 building RSF that is associated with “Land/IOS”.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine months ended September 30, 2022

				Year to Date
	Q3-2022	Q2-2022	Q1-2022	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$1,150	$248	$76	$1,474	834,106	$1.77
New Leases‐2nd Generation	—	45	85	130	244,988	$0.53
Renewals	150	11	106	267	568,307	$0.47
Total Tenant Improvements	$1,300	$304	$267	$1,871

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$4,040	$1,898	$921	$6,859	848,969	$8.08
New Leases‐2nd Generation	1,838	3,059	846	5,743	977,481	$5.88
Renewals	1,952	916	1,110	3,978	1,426,308	$2.79
Total Leasing Commissions & Lease Costs	$7,830	$5,873	$2,877	$16,580

Total Recurring Capex	$2,658	$2,063	$1,251	$5,972	39,027,630	$0.15
Recurring Capex % of NOI	2.2%	1.8%	1.2%	1.7%
Recurring Capex % of Rental Revenue	2.0%	1.7%	1.1%	1.6%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$28,889	$18,009	$15,413	$62,311
Unit Renovation(3)	1,265	986	409	2,660
Other(4)	3,290	3,649	2,993	9,932
Total Nonrecurring Capex	$33,444	$22,644	$18,815	$74,903	24,425,764	$3.07

Other Capitalized Costs(5)	$7,439	$5,880	$5,000	$18,319

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of September 30, 2022. See pages 26-27 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning*/Redevelopment.(1)
As of September 30, 2022	(unaudited results, $ in millions)

Repositioning

				Est. Constr. Period(1)
Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 9/30/22	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2022(1)	Est. Annual Stabilized Cash NOI(1)	Est. UnleveredStabilized Yield(1)
CURRENT REPOSITIONING:
12821 Knott Street (West OC)(4)	165,171	165,171	0%	1Q-19	1Q-23	2Q-23	$20.7	$14.3	$35.0	$32.5	$0.0	$2.9	8.4%
12133 Greenstone Ave. (Mid-Counties)(5)	LAND	LAND	100%(5)	1Q-21	4Q-22	4Q-22	5.7	7.5	13.2	9.4	0.0	1.0	7.6%
15650-15700 Avalon Blvd. (South Bay)(6)	98,259	98,259	100%(6)	3Q-21	4Q-22	4Q-22	28.3	8.1	36.4	36.1	0.0	2.8	7.7%
8210-8240 Haskell Avenue (SF Valley)	52,934	52,934	0%	1Q-22	4Q-22	1Q-23	12.5	2.3	14.8	14.0	0.0	0.9	6.3%
19431 Santa Fe Avenue (South Bay)(7)	LAND	LAND	100%(7)	1Q-22	1Q-23	2Q-23	8.2	2.8	11.0	9.8	0.3	1.8	16.5%
14100 Vine Place (Mid-Counties)	122,514	122,514	0%	2Q-22	4Q-22	1Q-23	49.0	3.3	52.3	50.2	0.0	2.4	4.5%
19475 Gramercy Place (South Bay)(8)	47,712	47,712	100%(8)	3Q-22	4Q-22	4Q-22	11.4	1.8	13.2	12.5	0.0	1.0	7.7%
Total/Weighted Average	486,590	486,590					135.8	40.1	175.9	164.5	0.3	12.8	7.3%

STABILIZED REPOSITIONING:
11600 Los Nietos Road (Mid-Counties)	106,251	106,251	100%	2Q-21	3Q-22	3Q-22	$17.0	$6.4	$23.4	$23.4	$0.0	$2.2	9.3%
3441 MacArthur Blvd. (OC Airport)	124,102	124,102	100%	2Q-22	3Q-22	3Q-22	9.0	3.3	12.3	12.0	0.0	1.8	14.4%
Total/Weighted Average	230,353	230,353					26.0	9.7	35.7	35.4	0.0	4.0	11.1%

Total Repositioning (Excluding Other)	716,943	716,943					$161.8	$49.8	$211.6	$199.9	$0.3	$16.8	7.9%

OTHER CURRENT REPOSITIONING IN PROCESS:
Other Repositioning - 17 projects with estimated costs < $1 million individually(9)								$14.6		$9.7			6.5%-7.5%

* “Properties and Space Under Repositioning” are typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

— See numbered footnotes on page 28 —

Third Quarter 2022 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment* (Continued).(1)
As of September 30, 2022	(unaudited results, $ in millions)

Redevelopment

			Est. Constr. Period(1)
Property (Submarket)	Projected RSF(10)	Total Property Leased % 9/30/2022	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Redev. Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2022(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
CURRENT REDEVELOPMENT:
15601 Avalon Boulevard (South Bay)	86,879	—%	3Q-21	4Q-22	1Q-23	$16.1	$12.9	$29.0	$24.3	$0.0	$1.8	6.3%
1055 Sandhill Avenue (South Bay)	127,853	—%	3Q-21	3Q-23	1Q-24	12.0	17.9	29.9	15.6	0.0	2.5	8.4%
9615 Norwalk Boulevard (Mid-Counties)	201,571	—%	3Q-21	4Q-23	2Q-24	9.6	34.5	44.1	20.9	0.0	4.2	9.6%
9920-10020 Pioneer Blvd (Mid-Counties)	162,231	—%	4Q-21	1Q-24	2Q-24	23.6	34.4	58.0	25.8	0.0	3.3	5.7%
12752-12822 Monarch St. (West OC) **	161,711	41%	1Q-22	2Q-23	3Q-23	34.1	17.6	51.7	40.5	0.2	4.0	7.7%
1901 Via Burton (North OC)	139,449	—%	1Q-22	4Q-23	2Q-24	24.5	21.2	45.7	26.1	0.0	2.9	6.4%
3233 Mission Oaks Blvd. (Ventura) ***	117,358	—%	2Q-22	4Q-23	1Q-24	40.7	27.8	68.5	41.7	0.9	5.5	8.0%
6027 Eastern Avenue (Central LA)	92,781	—%	3Q-22	4Q-23	1Q-24	23.4	20.5	43.9	24.3	0.0	2.1	4.7%
8888-8992 Balboa Avenue (Central SD)	123,488	—%	3Q-22	1Q-24	2Q-24	19.9	21.3	41.2	20.8	0.0	2.5	6.0%
Total/Weighted Average	1,213,321					203.9	208.1	412.0	240.0	1.1	28.8	7.0%

LEASE-UP - REDEVELOPMENT:
415-435 Motor Avenue (SG Valley)(11)	94,321	100%(11)	2Q-21	3Q-22	4Q-22	$7.4	$10.2	$17.6	$17.6	$0.0	$2.1	12.1%

FUTURE REDEVELOPMENT:
12118 Bloomfield Avenue (Mid-Counties)	109,570	—%	4Q-22	1Q-24	2Q-24	$16.7	$17.0	$33.7	$17.4	$0.0	$2.2	6.5%
4416 Azusa Canyon Road (SG Valley)	130,063	—%	4Q-22	1Q-24	3Q-24	12.3	19.0	31.3	13.6	0.0	2.5	8.1%
2390-2444 American Way (North OC)	97,170	—%	4Q-22	1Q-24	3Q-24	17.1	20.5	37.6	17.8	0.0	1.9	5.1%
15010 Don Julian Road (SG Valley)	219,242	—%	4Q-22	1Q-24	3Q-24	22.9	32.4	55.3	23.7	0.0	3.7	6.8%
3071 Coronado Street (North OC)	107,000	100%	1Q-23	1Q-24	3Q-24	28.2	19.7	47.9	28.6	(0.1)	2.2	4.7%
12772 San Fernando Road (SF Valley)	143,421	52%	3Q-23	3Q-24	1Q-25	22.1	26.8	48.9	22.7	0.3	3.0	6.1%
21515 Western Avenue (South Bay)	84,100	—%	4Q-23	4Q-24	2Q-25	19.1	19.6	38.7	19.3	0.0	1.9	4.8%
13711 Freeway Drive (Mid-Counties)	108,000	100%	1Q-24	2Q-25	3Q-25	34.1	25.0	59.1	34.2	0.0	2.7	4.6%
Total/Weighted Average	998,566					172.5	180.0	352.5	177.3	0.2	20.1	5.7%

Total Redevelopment	2,306,208					$383.8	$398.3	$782.1	$434.9	$1.3	$51.0	6.5%
* “Properties Under Redevelopment” are typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
** As of September 30, 2022, 12752-12822 Monarch Street comprises 271,268 RSF. The project includes 111,325 RSF that are not being redeveloped. We have commenced repositioning 63,815 RSF, and we have demolished 99,925 RSF and the construction of a new 97,896 RSF building in its place has commenced. At completion, the total project will contain 273,036 RSF. Costs and yield shown above reflect the entire project.
*** As of September 30, 2022, 3233 Mission Oaks Blvd comprises 409,217 RSF which are not being redeveloped. We plan to construct one new building comprising 117,358 RSF. We are also performing site work across the entire project. At completion, the total project will contain 526,575 RSF. Costs and yield shown above reflect the entire project.
— See numbered footnotes on page 28 —

Third Quarter 2022 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2022	(unaudited results, in thousands, except square feet)

Stabilized Repositionings/Redevelopments: Properties and Space
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
The Merge (Inland Empire West)	333,544	2Q-21	7.0%
16221 Arthur Street (Mid-Counties)	61,372	2Q-21	7.9%
Rancho Pacifica - Bldgs 1 & 6 (South Bay)(12)	488,114	3Q-21	6.3%
8745-8775 Production Avenue (Central SD)	26,200	3Q-21	6.9%
19007 Reyes Avenue (South Bay)	—	3Q-21	6.2%
851 Lawrence Drive (Ventura)	90,773	3Q-21	6.4%
29025 Avenue Paine (SF Valley)	111,260	1Q-22	6.6%
900 East Ball Road (North OC)	62,607	2Q-22	6.9%
11600 Los Nietos Road (Mid-Counties)	106,251	3Q-22	9.3%
3441 MacArthur Blvd. (OC Airport)	124,102	3Q-22	14.4%

(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see pages 34 - 35 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction & lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)At 12821 Knott Street, we are repositioning the existing 120,800 RSF building and are constructing approximately 45,000 RSF of new warehouse space.
(5)As of Sep 30, 2022, 12133 Greenstone Avenue has been pre-leased with the lease expected to commence in 4Q-22, subject to completion of repositioning work.
(6)As of Sep 30, 2022, 15650-15700 Avalon Boulevard has been pre-leased with the lease expected to commence in 4Q-22, subject to completion of repositioning work.
(7)As of Sep 30, 2022, 19431 Santa Fe Avenue has been leased and the tenant is occupying a portion of the property. The tenant is expected to take full occupancy in 2Q-23, subject to completion of repositioning work.
(8)As of Sep 30, 2022, 19475 Gramercy Place has been pre-leased with the lease expected to commence in 4Q-22, subject to completion of repositioning work.
(9)“Other Repositioning” includes 17 projects where estimated costs are generally less than $1.0 million individually. Repositioning at these 17 projects totals 369,269 RSF. Our Same Property Portfolio has not been adjusted for properties in “Other Repositioning.”
(10)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(11)As of Sep 30, 2022, 415-435 Motor Avenue has been pre-leased with the lease expected to commence in 4Q-22.
(12)Rancho Pacifica Buildings 1 & 6 are located at 2301-2329 Pacifica Place and 2332-2366 Pacifica Place, and represent two buildings totaling 488,114 RSF, out of six buildings at our Rancho Pacifica Park property, which has a total of 1,152,883 RSF. Amounts detailed in the table above (stabilized yield) reflect only these two buildings.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 28

Current Year Acquisitions and Dispositions Summary.
As of September 30, 2022						(unaudited results)

2022 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Sep 30, 2022
1/14/2022	444 Quay Avenue(1)	Los Angeles	South Bay	29,760	$10.76	86%	86%
1/31/2022	18455 Figueroa Street	Los Angeles	South Bay	146,765	64.25	100%	100%
2/1/2022	24903 Avenue Kearny	Los Angeles	Greater San Fernando Valley	214,436	58.46	100%	100%
2/2/2022	19475 Gramercy Place	Los Angeles	South Bay	47,712	11.30	—%	—%
2/8/2022	14005 Live Oak Avenue	Los Angeles	San Gabriel Valley	56,510	25.00	100%	100%
2/10/2022	13700-13738 Slover Ave(1)	Riverside / San Bernardino	Inland Empire West	17,862	13.21	100%	100%
2/24/2022	Meggitt Simi Valley	Ventura	Ventura	285,750	57.00	100%	100%
2/25/2022	21415-21605 Plummer Street	Los Angeles	Greater San Fernando Valley	231,769	42.00	82%	82%
3/1/2022	1501-1545 Rio Vista Avenue	Los Angeles	Central LA	54,777	28.00	100%	35%
3/9/2022	17011-17027 Central Avenue	Los Angeles	South Bay	52,561	27.36	100%	100%
3/9/2022	2843 Benet Road	San Diego	North County San Diego	35,000	12.97	100%	100%
3/9/2022	14243 Bessemer Street	Los Angeles	Greater San Fernando Valley	14,299	6.59	100%	100%
3/9/2022	2970 East 50th Street	Los Angeles	Central LA	48,876	18.07	100%	100%
3/11/2022	19900 Plummer Street	Los Angeles	Greater San Fernando Valley	43,472	15.00	100%	100%
3/17/2022	Long Beach Business Park(2)	Los Angeles	South Bay	123,532	24.00	95%	97%
3/18/2022	13711 Freeway Drive(3)	Los Angeles	Mid-Counties	82,092	34.00	100%	100%
3/22/2022	6245 Providence Way	Riverside / San Bernardino	Inland Empire West	27,636	9.67	100%	100%
4/19/2022	7815 Van Nuys Blvd	Los Angeles	Greater San Fernando Valley	43,101	25.00	100%	100%
4/21/2022	13535 Larwin Circle	Los Angeles	Mid-Counties	56,011	15.50	100%	100%
4/29/2022	1154 Holt Blvd	Riverside / San Bernardino	Inland Empire West	35,033	14.16	100%	—%
5/3/2022	900-920 Allen Avenue	Los Angeles	Greater San Fernando Valley	68,630	25.00	100%	100%
5/6/2022	1550-1600 Champagne Avenue	Riverside / San Bernardino	Inland Empire West	124,243	46.85	100%	100%
5/6/2022	10131 Banana Avenue(1)	Riverside / San Bernardino	Inland Empire West	—	26.17	92%	92%
5/20/2022	2020 Central Avenue	Los Angeles	South Bay	30,233	10.80	100%	100%
5/25/2022	14200-14220 Arminta Street(4)	Los Angeles	Greater San Fernando Valley	200,003	80.65	100%	100%
5/25/2022	1172 Holt Blvd	Riverside / San Bernardino	Inland Empire West	44,004	17.78	100%	100%
6/1/2022	1500 Raymond Avenue	Orange	North Orange County	—	45.00	—%	—%
6/2/2022	2400 Marine Avenue	Los Angeles	South Bay	50,000	30.00	100%	100%
6/3/2022	14434-14527 San Pedro Street	Los Angeles	South Bay	118,923	49.11	100%	100%
6/3/2022	20900 Normandie Avenue	Los Angeles	South Bay	74,038	39.98	100%	100%
6/9/2022	15771 Red Hill Avenue	Orange	OC Airport	100,653	46.00	76%	77%
6/10/2022	14350 Arminta Street	Los Angeles	Greater San Fernando Valley	18,147	8.40	100%	100%
6/14/2022	29125 Avenue Paine	Los Angeles	Greater San Fernando Valley	175,897	45.00	100%	100%
6/22/2022	3935-3949 Heritage Oak Court	Ventura	Ventura	186,726	56.40	100%	100%
6/23/2022	620 Anaheim Street	Los Angeles	South Bay	34,555	17.10	—%	84%

Third Quarter 2022 Supplemental Financial Reporting Package	Page 29

Current Year Acquisitions and Dispositions Summary.
As of September 30, 2022						(unaudited results)

2022 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Sep 30, 2022
7/6/2022	400 Rosecrans Avenue	Los Angeles	South Bay	28,006	8.50	—%	—%
7/12/2022	3547-3555 Voyager Street	Los Angeles	South Bay	60,248	20.90	82%	87%
7/13/2022	6996-7044 Bandini Blvd	Los Angeles	Central LA	111,515	40.50	100%	100%
7/15/2022	4325 Etiwanda Avenue	Riverside / San Bernardino	Inland Empire West	124,258	47.50	100%	100%
7/18/2022	Merge-West	Riverside / San Bernardino	Inland Empire West	1,057,419	470.00	71%	71%
7/22/2022	6000-6052 & 6027-6029 Bandini Blvd	Los Angeles	Central LA	182,782	91.50	100%	100%
8/12/2022	3901 Via Oro Avenue	Los Angeles	South Bay	53,817	20.00	100%	100%
8/12/2022	15650 Don Julian Road	Los Angeles	San Gabriel Valley	43,392	16.23	100%	100%
8/12/2022	15700 Don Julian Road	Los Angeles	San Gabriel Valley	40,453	15.13	100%	100%
8/12/2022	17000 Gale Avenue	Los Angeles	San Gabriel Valley	29,888	11.18	100%	100%
8/17/2022	17909 & 17929 Susana Road	Los Angeles	South Bay	57,376	26.10	100%	100%
8/25/2022	2880 Ana Street	Los Angeles	South Bay	80,850	34.60	100%	100%
9/1/2022	920 Pacific Coast Highway	Los Angeles	South Bay	148,186	100.00	100%	100%
9/7/2022	21022 & 21034 Figueroa Street	Los Angeles	South Bay	51,185	24.20	100%	100%
9/14/2022	13301 Main Street	Los Angeles	South Bay	106,969	51.15	100%	100%
Total 2022 Current Period Acquisitions through September 30, 2022				5,049,350	$2,034.03

2022 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Sep 30, 2022
10/5/2022	20851 Currier Road	Los Angeles	San Gabriel Valley	59,412	21.80	—%	n/a
Total Year to Date 2022 Acquisitions				5,108,762	$2,055.83

2022 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
1/13/2022	28159 Avenue Stanford	Los Angeles	Greater San Fernando Valley	79,247	$16.50
Total Current Period Dispositions				79,247	$16.50
(1)Represents acquisition of an industrial outdoor storage site.
(2)In consideration for the purchase of the property, we (i) paid $12.0 million in cash and (ii) issued 164,998 3.00% Cumulative Redeemable Convertible Preferred Units of partnership interest in the Operating Partnership, all of which are more fully described in the Current Report on Form 8-K filed with the SEC on March 21, 2022.
(3)Represents acquisition of a current or near-term redevelopment site. See page 27 for additional details.
(4)This property was acquired for $80.7 million (including purchase price accounting adjustments), and was completed through a combination of cash and an UPREIT transaction, whereby the seller contributed the property to the Company's operating partnership in exchange for the issuance of 954,000 OP Units.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 30

Net Asset Value Components.
As of September 30, 2022	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Sep 30, 2022
Total operating rental income	$162,581
Property operating expenses	(39,614)
Pro forma effect of uncommenced leases(2)	2,105
Pro forma effect of acquisitions(3)	3,088
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(4)	15,466
Pro Forma NOI	143,626
Amortization of net below-market lease intangibles	(7,033)
Straight line rental revenue adjustment	(8,411)
Pro Forma Cash NOI	$128,182

Balance Sheet Items
Other assets and liabilities	September 30, 2022
Cash and cash equivalents	$37,141
Rents and other receivables, net	12,592
Other assets	27,868
Acquisition related deposits	8,200
Accounts payable, accrued expenses and other liabilities	(113,770)
Dividends payable	(59,926)
Tenant security deposits	(69,756)
Prepaid rents	(19,992)
Estimated remaining cost to complete repositioning/redevelopment projects	(358,947)
Total other assets and liabilities	$(536,590)

Debt and Shares Outstanding

Total consolidated debt(5)	$1,948,390
Preferred stock/units - liquidation preference	$241,068

Common shares outstanding(6)	182,300,989
Operating partnership units outstanding(7)	7,305,749
Total common shares and operating partnership units outstanding	189,606,738
(1)For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 32 of this report.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of July 1, 2022.
(3)Represents the estimated incremental NOI from Q3'22 acquisitions as if they had been acquired on July 1, 2022. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of July 1, 2022.
(4)Represents the estimated incremental NOI from the properties that were classified as current or future repo/redev, lease-up or stabilized during the three months ended September 30, 2022, assuming that all repo/redev work had been completed and all of the properties were fully stabilized as of July 1, 2022. Includes all properties that are separately listed on pages 26 - 27 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2022.
(5)Excludes unamortized loan discount and debt issuance costs totaling $14.3 million.
(6)Represents outstanding shares of common stock of the Company, which excludes 275,717 shares of unvested restricted stock.
(7)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 659,586 vested LTIP Units and 744,899 vested performance units and excludes 250,006 unvested LTIP Units and 1,096,819 unvested performance units.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2022, multiplied by 12. Includes leases that have commenced as of September 30, 2022 or leases where tenant has taken early possession of space as of September 30, 2022. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of September 30, 2022.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to September 30, 2022, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of September 30, 2022, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of September 30, 2022.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of September 30, 2022.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of September 30, 2022.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swaps, (iv) impairments of right of use assets, (v) preferred stock redemption charges and (vi) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Third Quarter 2022 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Debt Covenants ($ in thousands)

		September 30, 2022
	Current Period Covenant	Revolver, $300M and $400M Term Loan Facilities	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	20.0%	21.9%
Maximum Secured Leverage Ratio	less than 45%	1.2%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	1.4%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$5,172,266	N/A	$7,096,106
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.56 to 1.00	5.56 to 1.00
Unencumbered Leverage Ratio	less than 60%	20.1%	22.0%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	7.41 to 1.00	7.41 to 1.00

		September 30, 2022
	Current Period Covenant	$400M 2.125% Senior Notes and $400M 2.15% Senior Notes
Maximum Debt to Total Asset Ratio	less than 60%	20.5%
Maximum Secured Debt to Total Asset Ratio	less than 40%	1.3%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.12 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.98 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those combined in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021		Sep 30, 2021
EBITDAre	$107,769		$97,678		$92,568		$84,351		$75,587
Amortization of above/below market lease intangibles	(7,033)		(6,126)		(5,091)		(6,154)		(3,191)
Non-cash stock compensation	6,316		6,342		6,052		6,277		4,506
Loss on extinguishment of debt	—		877		—		—		505
Impairment of right-of-use asset	—		—		—		992		—
Straight line rental revenue adj.	(8,411)		(8,441)		(6,901)		(5,999)		(5,865)
Capitalized payments	(3,653)		(3,296)		(2,895)		(2,539)		(2,062)
Recurring capital expenditures	(2,658)		(2,063)		(1,251)		(3,363)		(2,509)
2nd gen. tenant improvements & leasing commissions	(3,940)		(4,031)		(2,147)		(1,510)		(2,523)
Cash flow for fixed charge coverage calculation	$88,390		$80,940		$80,335		$72,055		$64,448
Cash interest expense calculation detail:
Interest expense	14,975		10,168		9,683		10,367		10,427
Capitalized interest	3,619		2,419		1,983		1,611		1,277
Note payable premium amort.	(63)		(62)		(61)		(60)		(23)
Amort. of deferred financing costs	(766)		(563)		(520)		(517)		(508)
Amort. of swap term fees & t-locks	(128)		(93)		(181)		(804)		(655)
Cash interest expense	17,637		11,869		10,904		10,597		10,518
Scheduled principal payments	546		607		635		598		531
Preferred stock/unit dividends	3,117		3,112		3,037		3,022		3,684
Fixed charges	$21,300		$15,588		$14,576		$14,217		$14,733
Fixed Charge Coverage Ratio	4.1	x	5.2	x	5.5	x	5.1	x	4.4	x
NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with

Third Quarter 2022 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to Q4-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

•Actual Quarterly NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 32) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Rental revenue (before collectability adjustment)	$134,274	$122,937	$115,532	$110,009	$95,862
Tenant reimbursements	27,675	25,413	24,553	22,192	19,024
Other income	520	479	463	388	232
Increase (reduction) in revenue due to change in collectability assessment	112	158	40	4	142
Rental income	$162,581	$148,987	$140,588	$132,593	$115,260
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”): Our 2022 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2021 through September 30, 2022, and excludes (i) properties that were acquired or sold during the period from January 1, 2021 through September 30, 2022, and (ii) properties acquired prior to January 1, 2021 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2021 and 2022 (as separately listed on pages 26-27), which we believe will significantly affect the properties’ results during the comparative periods. Our SPP has not been adjusted for properties in “Other Repositioning.”
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
# of Properties	224	224	224	193	194
Square Feet	28,581,460	28,581,635	28,570,287	24,619,258	24,652,152
Ending Occupancy	98.4%	98.9%	99.3%	99.1%	98.8%
SPP NOI growth	7.2%	7.0%	8.0%	10.0%	9.7%
SPP Cash NOI growth	9.7%	10.1%	11.7%	6.8%	13.3%

Same Property Portfolio Rental Income: See below for a breakdown of 2022 & 2021 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Rental revenue	$85,605	$79,983	$5,622	7.0%	$251,938	$234,992	$16,946	7.2%
Tenant reimbursements	17,587	16,008	1,579	9.9%	53,123	47,291	5,832	12.3%
Other income	271	165	106	64.2%	822	508	314	61.8%
Rental income	$103,463	$96,156	$7,307	7.6%	$305,883	$282,791	$23,092	8.2%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Net Income	$41,648	$40,901	$48,900	$39,380	$40,186
Add:
General and administrative	14,951	14,863	14,717	15,009	11,806
Depreciation & amortization	51,146	46,609	42,471	41,221	38,676
Other expenses	413	295	38	1,262	4
Interest expense	14,975	10,168	9,683	10,367	10,427
Loss on extinguishment of debt	—	877	—	—	505
Subtract:
Management & leasing services	163	130	163	118	136
Interest income	3	1	1	1	7
Gain on sale of real estate	—	—	8,486	6,617	13,702
NOI	$122,967	$113,582	$107,159	$100,503	$87,759
S/L rental revenue adj.	(8,411)	(8,441)	(6,901)	(5,999)	(5,865)
Amortization of above/below market lease intangibles	(7,033)	(6,126)	(5,091)	(6,154)	(3,191)
Cash NOI	$107,523	$99,015	$95,167	$88,350	$78,703

Third Quarter 2022 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$41,648	$40,186	$131,449	$96,866
Add:
General and administrative	14,951	11,806	44,531	33,981
Depreciation and amortization	51,146	38,676	140,226	110,048
Other expenses	413	4	746	35
Interest expense	14,975	10,427	34,826	29,772
Loss on extinguishment of debt	—	505	877	505
Deduct:
Management and leasing services	163	136	456	350
Interest income	3	7	5	36
Gain on sale of real estate	—	13,702	8,486	27,312
NOI	$122,967	$87,759	$343,708	$243,509
Non-Same Property Portfolio rental income	(59,118)	(19,104)	(146,273)	(36,349)
Non-Same Property Portfolio property exp.	15,328	5,181	36,170	10,310
Same Property Portfolio NOI	$79,177	$73,836	$233,605	$217,470
Straight line rental revenue adjustment	(2,329)	(3,137)	(8,251)	(10,864)
Amort. of above/below market lease intangibles	(1,527)	(2,018)	(4,734)	(6,907)
Same Property Portfolio Cash NOI	$75,321	$68,681	$220,620	$199,699
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2022 Estimate
	Low	High
Net income attributable to common stockholders	$0.88	$0.90
Company share of depreciation and amortization	1.09	1.09
Company share of gains on sale of real estate	(0.05)	(0.05)
Company share of FFO	$1.92	$1.94
Add: Core FFO adjustments(1)	0.01	0.01
Company share of Core FFO	$1.93	$1.95
(1)Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt and (iii) the amortization of the loss on termination of interest rate swaps.
Occupancy by County:

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Ending Occupancy:
Los Angeles County	94.1%	94.7%	96.2%	94.9%	95.1%
Orange County	92.5%	88.9%	87.4%	95.4%	96.5%
Riverside / San Bernardino County	92.9%	98.0%	99.8%	99.9%	98.6%
San Diego County	98.7%	97.6%	98.8%	97.3%	96.4%
Ventura County	100.0%	99.1%	98.9%	98.9%	96.8%
Total/Weighted Average	94.5%	95.2%	96.3%	96.3%	96.1%

Total Portfolio RSF	41,716,182	39,441,055	38,133,166	36,922,021	34,932,613
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	39,421,429
Uncommenced Renewal Leases - Leased SF(1)	675,289
Uncommenced New Leases - Leased SF(1)	319,947
Leased SF	40,416,665
Percent Leased	95.3%

In-Place ABR(2)	$511,463
ABR Under Uncommenced Leases (in thousands)(2)(3)	15,169
In-Place + Uncommenced ABR (in thousands)(2)	$526,632
In-Place + Uncommenced ABR per SF(2)	$13.25
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of September 30, 2022.
(2)See page 32 for further details on how these amounts are calculated.
(3)Includes $9.4 million of annualized base rent under Uncommenced New Leases and $5.8 million of incremental annualized base rent under Uncommenced Renewal Leases.

Third Quarter 2022 Supplemental Financial Reporting Package	Page 36